Exhibit 99.1

         Preformed Line Products Announces Financial Results for the
                   2003 Third Quarter and First Nine Months

    CLEVELAND, Oct. 29 /PRNewswire-FirstCall/ -- Preformed Line Products
Company (Nasdaq: PLPC) today reported financial results for the third quarter and the first nine months of 2003.
    Net sales for the quarter ended September 30, 2003 were $39,473,000, a decrease of 5% from $41,587,000 for the three months ended September 30, 2002. The Company posted a net loss for the third quarter 2003 of $510,000, or $.09 per share, compared to a net loss of $2,099,000, or $.37 per share, in 2002. Included in the 2002 third quarter results was a non-recurring after-tax charge of $3,282,000 related to discontinuing its data communications operations in Europe. Excluding this one time charge, net income for the 2002 third quarter would have been $1,183,000, or $.20 per share.
    Subsequent to the end of the quarter the Company sold its 24% interest in a Japanese joint venture for $7,100,000 in cash. Although none of the proceeds are recognized in the third quarter 2003, tax expense of $1,327,000 ($.23 per share) is included in the third quarter results. The amount recorded represents the tax on the Company's portion of undistributed earnings of this joint venture. Recording this tax decreased net income from $817,000 in the third quarter to a loss of $510,000 and decreased net income of $2,734,000 for the nine months ended September 30, 2003 to $1,407,000. In the fourth quarter, a gain of $2,209,000 will be recognized as a result of this sale.
    Net sales for the nine months ended September 30, 2003 were $114,654,000, a decrease of 12% from the prior year's $130,449,000. Net income was $1,407,000, or $.24 per share, compared to $939,000, or $.16 per share, in the previous year. Excluding the one time charges in 2002, net income would have been $4,221,000, or $.73 per share.
    Rob Ruhlman, President and Chief Executive Officer, stated "The closing of our data communications operation in Europe last year accounted for 72% of the sales decrease for the year to date results. Our sales for the quarter actually increased 6% over last year when we exclude the impact of lost sales
from the closing of this business.   Increased sales will leverage the
reduction in expenses we have initiated over the past two years. We are optimistic that the blackout that struck the northeastern United States this past August will have a positive impact on sales. While the need to address the rebuilding of the national power grid was pushed to the forefront, the
timing of this massive undertaking remains uncertain.   The recent sale of our
Japanese joint venture will result in a gain in the fourth quarter of $2.2 million, but more importantly, generated cash after tax of $4.5 million."
    On Thursday, September 11, 2003, the Board of Directors declared a regular quarterly dividend in the amount of 20 cents per share on the Company's common shares, payable October 30, 2003 to shareholders of record October 1, 2003.
    Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.
    Preformed's world headquarters are in Cleveland, Ohio, and the Company operates three domestic manufacturing centers, located in Rogers, Arkansas, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Japan, Mexico, New Zealand, Scotland, South Africa and Spain.
    This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company's products, increases in raw material prices, the Company's ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the headings "Cautionary Statement With Respect to Forward-Looking Statements" and "Risk Factors" in the Company's Form 10K filed with the SEC on March 26, 2003. The Form 10K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov . The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


                         PREFORMED LINE PRODUCTS COMPANY
                        STATEMENTS OF CONSOLIDATED INCOME
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

       Thousands of dollars, except    Three months ended   Nine months ended
        per share data                    September 30,      September 30,
                                          2003     2002      2003      2002
                                           (Unaudited)        (Unaudited)
       Net sales                         $39,473  $41,587  $114,654  $130,449
       Cost of products sold              27,816   30,054    80,101    90,420
           GROSS PROFIT                   11,657   11,533    34,553    40,029

       Costs and expenses
         Selling                           4,356    6,131    12,686    17,446
         General and administrative        4,342    6,726    14,606    17,002
         Research and engineering          1,282    1,370     3,943     4,504
         Other operating expenses
          (income)                            91      (49)     (240)      115
                                          10,071   14,178    30,995    39,067

       Royalty income - net                  281      217       993     1,177

           OPERATING INCOME (LOSS)         1,867   (2,428)    4,551     2,139

       Other income (expense)
         Equity in net income (loss) of
          foreign joint ventures             (59)     122       157       325
         Interest income                      96       73       278       193
         Interest expense                    (94)    (162)     (332)     (537)
         Other expense                       (40)     (50)     (121)     (150)
                                             (97)     (17)      (18)     (169)

           INCOME (LOSS) BEFORE INCOME
            TAXES                          1,770   (2,445)    4,533     1,970

       Income taxes (benefit)              2,280     (346)    3,126     1,031

           NET INCOME (LOSS)               $(510) $(2,099)   $1,407      $939

       Net income (loss) per share -
        basic and diluted                 $(0.09)  $(0.37)    $0.24     $0.16

       Cash dividends declared per share   $0.20    $0.20     $0.60     $0.60

       Average number of shares
        outstanding - basic                5,784    5,769     5,779     5,764

       Average number of shares
        outstanding - diluted              5,784    5,769     5,779     5,791


                         PREFORMED LINE PRODUCTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

                                              September 30,      December 31,
    Thousands of dollars, except                   2003              2002
     share data
                                                (Unaudited)
    ASSETS
    Cash and cash equivalents                      $14,871           $11,629
    Accounts receivable, less allowance
     of $3,381 ($3,770 in 2002)                     27,185            24,763
    Inventories - net                               31,598            33,750
    Deferred income taxes - short-term               3,436             5,276
    Prepaids and other                               4,223             3,104
          TOTAL CURRENT ASSETS                      81,313            78,522

    Property and equipment - net                    48,061            48,569
    Investments in foreign joint ventures            8,302             8,087
    Deferred income taxes - long-term                  644               863
    Goodwill, patents and other
     intangibles - net                               5,511             5,596
    Other                                            3,404             3,147

          TOTAL ASSETS                            $147,235          $144,784

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Notes payable to banks                          $1,013            $1,246
    Trade accounts payable                           7,952             7,844
    Accrued compensation and amounts
     withheld from employees                         4,564             3,269
    Accrued expenses and other
     liabilities                                     4,349             4,251
    Accrued profit-sharing and pension
     contributions                                   3,668             4,176
    Dividends payable                                1,157             1,155
    Income taxes                                     2,365               337
    Current portion of long-term debt                3,636             1,676
          TOTAL CURRENT LIABILITIES                 28,704            23,954

    Long-term debt, less current portion               253             5,847
    Deferred income taxes - long-term                  127               161
    Minimum pension liability and other                854               726

    SHAREHOLDERS' EQUITY
    Common shares - $2 par value,
     15,000,000 shares authorized,
     5,784,494 and 5,772,710 issued
     and outstanding, net of
     377,404 and 389,188 treasury
     shares at par                                  11,569            11,545
    Paid in capital                                     82                82
    Retained earnings                              121,209           123,124
    Other comprehensive loss                       (15,563)          (20,655)
          TOTAL SHAREHOLDERS' EQUITY               117,297           114,096

          TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY                   $147,235          $144,784

SOURCE  Preformed Line Products Company
    -0-                             10/29/2003
    /CONTACT: Eric R. Graef of Preformed Line Products, +1-440-473-9249/ /Web site: http://www.preformed.com /
    (PLPC)

CO:  Preformed Line Products Company
ST:  Ohio
IN:  MAC CPR
SU:  ERN ERP